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                                                                    EXHIBIT 99.1

Contact:
(Company)                                          (Corporate Communications)
Barbara Duncan                                     Kathleen Eppolito
Chief Financial Officer                            Scientia Communications, Inc.
DOV PHARMACEUTICAL, INC.                           (718) 281-1809

(201) 968-0980

      DOV PHARMACEUTICAL ANNOUNCES POSITIVE PHASE II RESULTS FOR ITS NOVEL,
                             NON-NARCOTIC ANALGESIC

Hackensack, NJ, August 7, 2002. DOV Pharmaceutical, Inc. (Nasdaq: DOVP) today announced positive efficacy and safety results for its Phase II clinical trial investigating its novel, non-narcotic analgesic, bicifadine, in the treatment of moderate to severe post-surgical dental pain. These data indicate that bicifadine is an effective analgesic as compared to placebo, with an efficacy at least equivalent to codeine. It has the advantage of being longer acting and not being a narcotic or having addiction potential.

This Phase II trial was a single dose, double blind, placebo-controlled study conducted in 750 male and female patients between the ages of 16 and 45. Three doses of bicifadine (200, 400, and 600 mg) and one dose of codeine (60 mg) were compared to placebo using as a primary endpoint measure the Summed Pain Relief and Intensity Difference (SPRID) score, a measurement tool that reflects the total analgesia produced over the entire six hour test period.

Bicifadine, in a dose dependent fashion, produced a significant (p < 0.002) overall increase in SPRID scores compared to placebo, and codeine did not. Time course analysis revealed that codeine did produce significant pain relief within one hour but not at two hours and thereafter. This short duration of action did not allow codeine to reach significance when analyzed over the entire six hour test period. Both 400mg and 600mg of bicifadine produced significant (p < 0.01) time related increases in pain relief with a median latency for onset of significant pain relief within one hour. Maximal analgesic effects of bicifadine occurred in two to three hours and these effects were sustained for the balance of the six hour period. The mean maximal analgesic score for codeine was 2.6 compared to 2.7, 2.9 and 3.3 for 200, 400 and 600 mg of bicifadine, respectively. The scores for 200 and 400 mg bicifadine were comparable to 60 mg codeine, while those for 600 mg of bicifadine were significantly (p < 0.01) greater.

Both codeine and bicifadine were safe and relatively well tolerated without producing any serious adverse events. Codeine (60 mg) and the 400 and 600 mg doses of bicifadine produced significantly (p < .05) more adverse events than placebo with the most frequently reported symptoms being nausea and emesis. Some interaction with the surgical procedure may have contributed to these side effects, since more than 13% of the placebo patients also displayed nausea and emesis, effects normally seen with this surgical pain model.
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Dr. Abraham Sunshine, an internationally recognized pain researcher who has consulted for DOV in the development of bicifadine, stated that, "These positive results clearly demonstrate the analgesic effects of bicifadine in a very well accepted pain procedure. As a result, bicifadine may indeed represent a new class of analgesic more efficacious than codeine in its ability to reduce moderate to severe dental pain, but without the abuse, tolerance, and addiction liability commonly associated with the narcotic analgesics."

"We are very pleased by these data and encouraged by the continued positive clinical results shown by bicifadine. Five earlier double blind, placebo controlled Phase II studies of bicifadine used an immediate release formulation and demonstrated statistically significant pain reduction comparable to or greater than positive controls such as codeine. The current Phase II study using a controlled release formulation has achieved an important milestone in the development of bicifadine," said Dr. Bernard Beer, president of DOV. He added, "We look forward to the continued development of bicifadine, including the initiation of the Phase III program pending our end-of-Phase II meeting with the FDA."

Bicifadine is a chemically distinct molecule with a unique profile of pharmacological activity. It has two primary biochemical actions. It enhances and prolongs the actions of norepinephrine and serotonin by inhibiting the transport proteins that terminate their physiological actions. In addition, it interferes with the ability of glutamate to stimulate calcium entry into neurons. Preclinical and clinical studies indicate that any of these individual actions or a combination may account for the analgesic properties of bicifadine.

Bicifadine is not a narcotic and, in preclinical studies, it has been shown not to act at any opiate receptor. In animal models, bicifadine did not demonstrate abuse, addiction, or dependence potential. Bicifadine development prior to this study included seven Phase I clinical trials, and fourteen Phase II clinical trials, involving over 1,000 patients. DOV conducts a joint venture partnership with Elan Corporation plc (NYSE:ELN) to develop controlled release formulations of bicifadine for the treatment of pain.

DOV is a biopharmaceutical company focused on the discovery, acquisition, development and commercialization of novel drug candidates for central nervous system, cardiovascular and urological disorders. The Company has five product candidates in clinical trials addressing therapeutic indications with significant unmet needs. In addition to bicifadine for pain, those candidates address insomnia (indiplon, under license to Neurocrine and in Phase III development), anxiety (ocinaplon, joint ventured with Elan), angina and hypertension (joint development with Biovail) and depression (DOV 216-303, being developed in-house).

CAUTIONARY NOTE

Statements in this press release that are not historical facts constitute forward -looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act. These forward-looking statements include statements of our expectations and intentions with respect to the progress of our clinical trial programs for bicifadine. We caution you that forward-looking statements are inherently uncertain and are simply point-in-time estimates based on a combination of facts and factors currently known by us about which we cannot be certain or even relatively certain. Actual results or events will surely differ and may differ materially from our forward-looking statements as a result of many factors, some of which we may not be able to predict or may not be within our control. Such factors may also materially adversely affect our ability to achieve our objectives and to successfully develop and commercialize our product candidates, including our ability to:
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         o        demonstrate the safety and efficacy of product candidates at each stage of development;

         o meet our development schedule for our product candidates, including with respect to clinical trial initiation, enrollment and completion;

         o meet applicable regulatory standards and receive required regulatory approvals on our anticipated time schedule or at all;

         o meet obligations and required milestones under our license and other agreements;

         o        obtain substantial additional funds;

         o        obtain and maintain all necessary patents or licenses; and

         o produce drug candidates in commercial quantities at reasonable costs and compete successfully against other products and companies.

Factors that may cause our actual results to differ materially from our forward-looking statements include (i) one or more of our product candidates could be shown to cause harmful side effects, (ii) one or more of our product candidates may not exhibit the expected therapeutic results, (iii) we or the FDA may suspend one or more of our clinical trials, (iv) patient recruitment may be slower than expected or patients may drop out of our clinical trials, (v) we may not receive regulatory approval for our product candidates or approval may be delayed, (vi) our success depends on the performance of our licensees and collaborative partners, who among other things may not fulfill their obligations to us and, (vii) recent securities class action litigation may cause us to become subject to liability or become a distraction to our management. You should also refer to the risks discussed in our other filings with the Securities and Exchange Commission, including those contained in our final prospectus dated April 24, 2002. We qualify all our forward-looking statements by these cautionary statements. There may be other factors that may materially affect our forward-looking statements and our future results. Readers should not, therefore, place undue reliance on our forward-looking statements. We do not undertake any obligation and do not intend to update any forward-looking statement.